Exhibit 5.2

[Letterhead of Ball Corporation]

November 25, 2022

Ball Corporation
9200 W. 108th Circle

P.O. Box 5000
Westminster, Colorado 80021-2510

Re:	Ball Corporation $750,000,000 6.875% Senior Notes due 2028

Ladies and Gentlemen:

I am Assistant General Counsel of Ball Corporation, an Indiana corporation (the “Company”), and have acted as counsel to the Company in connection with the public offering of $750,000,000 in aggregate principal amount of the Company’s 6.875% Senior Notes due 2028 (the “Notes” and, together with the Guarantees (as defined below), the “Securities”) to be issued under the Indenture, dated as of November 27, 2015 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Fifteenth Supplemental Indenture, dated as of November 25, 2022 (the “Fifteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the guarantors listed on Schedule I hereto (collectively, the “Guarantors”) and the Trustee. The Indenture provides that the Notes are to be fully and unconditionally guaranteed by the Guarantors.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, I have examined and relied upon the following:

(a)            the registration statement on Form S-3 (File No. 333-253873) of the Company relating to debt securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2021 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

Ball Corporation

November 25, 2022

(b)            the prospectus, dated March 4, 2021 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)            the preliminary prospectus supplement, dated November 9, 2022 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)            the prospectus supplement, dated November 9, 2022 (together with the Base Prospectus, the “Prospectus Supplement”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)            the pricing term sheet, dated November 9, 2022, relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 433 of the Rules and Regulations;

(f)             an executed copy of the Underwriting Agreement, dated November 9, 2022 (the “Underwriting Agreement”), among the Company, the Guarantors and BofA Securities, Inc., as representative of the several Underwriters named therein (collectively, the “Underwriters”), relating to the sale by the Company and the Guarantors to the Underwriters of the Securities;

(g)            an executed copy of the Base Indenture;

(h)            an executed copy of the Fifteenth Supplemental Indenture, including Article 10 thereof containing the guaranty obligations of the Guarantors (the “Guarantees”);

(i)             the global certificates evidencing the Notes, executed by the Company and registered in the name of Cede & Co. (the “Note Certificates”) and delivered by the Company to the Trustee for authentication and delivery;

(j)             a copy of the articles of incorporation of each Opinion Party (as defined below), certified by the Secretary of State of the State of Indiana;

(k)            a copy of the by-laws of each Opinion Party; and

(l)             copies of certain resolutions by the Board of Directors or other governing body of each Opinion Party, dated July 28, 2021, October 25, 2022 or November 9, 2022, as applicable.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.

Ball Corporation

November 25, 2022

In my examination, I have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials, including the factual representations and warranties contained in the Underwriting Agreement.

I do not express any opinion with respect to the laws of any jurisdiction other than the corporate laws of the State of Indiana.

As used herein, (a) “Opinion Parties” means the Company and the Guarantor listed on Schedule II hereto and “Non-Opinion Parties” means each of the Guarantors listed on Schedule III hereto and (b) “Transaction Documents” means the Indenture and the Note Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that:

(1)            The Note Certificates have been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company under the Indiana Business Corporation Law (the “IBCL”).

(2)            The Guarantee of each Opinion Party that is a Guarantor has been duly authorized by all requisite corporate action on the part of such Opinion Party under the IBCL.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement and Prospectus. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. I also hereby consent to the use of my name under the heading “Legal Matters” in the Prospectus. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Todd A. Mikesell
Todd A. Mikesell
Assistant General Counsel

Schedule I

Ball Advanced Aluminum Technologies Corp.

Ball Aerospace & Technologies Corp.

Ball Asia Services Limited

Ball Beverage Can Americas Inc.

Ball BP Holding Company

Ball Container LLC

Ball Corporation

Ball Glass Containers, Inc.

Ball Global Business Services Corp.

Ball Holdings LLC

Ball Inc.

Ball Metal Beverage Container Corp.

Ball Metal Container Corporation

Ball Packaging, LLC

Ball Pan-European Holdings, LLC

Ball Technologies Holdings Corp.

Latas de Aluminio Ball, Inc.

Rexam Beverage Can Company

USC May Verpackungen Holding Inc.

Schedule I

Schedule II

Ball Metal Container Corporation, an Indiana corporation

Schedule II

Schedule III

Ball Advanced Aluminum Technologies Corp.

Ball Aerospace & Technologies Corp.

Ball Asia Services Limited

Ball Beverage Can Americas Inc.

Ball BP Holding Company

Ball Container LLC

Ball Corporation

Ball Glass Containers, Inc.

Ball Global Business Services Corp.

Ball Holdings LLC

Ball Inc.

Ball Metal Beverage Container Corp.

Ball Packaging, LLC

Ball Pan-European Holdings, LLC

Ball Technologies Holdings Corp.

Latas de Aluminio Ball, Inc.

Rexam Beverage Can Company

USC May Verpackungen Holding Inc.

Schedule III